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                         LIFECLINIC HOLDING CORPORATION
                         2000 LONG - TERM INCENTIVE PLAN


       1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

              1.1. "Affiliate" means Spacelabs or a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company or Spacelabs, either directly or through one or more other Affiliates.

              1.2. "Agreement" means a written agreement evidencing an Award.

              1.3. "Award" means a grant of an Option, Right or Performance Award or an award of Restricted Stock or Incentive Share Awards.

              1.4. "Board" means the Board of Directors of the Company.

              1.5. "Code" means the Internal Revenue Code of 1986, as amended.

              1.6. "Committee" means the Compensation Committee of the Board of Directors of Spacelabs or such person(s), committee(s) or subcommittee(s) appointed by the Board of Directors of the Company to administer this Plan, or portions thereof, or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board of Directors of the Company.

              1.7. "Common Stock" means the common stock, par value $.01 per share, of the Company.

              1.8. "Company" means Lifeclinic Holding Corporation, a Washington corporation, and any successor thereto.

              1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option or Right in accordance with the terms of Section 8.1.

              1.10. "Date of Grant" means the date on which an Award is granted under this Plan.

              1.11. "Eligible Person" means any person who is (a) an Employee
(b) hired to be an Employee, (c) a Non-Employee Director or (d) a consultant or independent contractor to the Company or an Affiliate and who is determined by the Committee to render key services to the Company or an Affiliate.

              1.12. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.



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              1.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              1.14. "Fair Market Value" means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Shares become registered under the Securities Act of 1933, as amended and the Shares are traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

              1.15. "Incentive Share Award" means an award providing for the contingent grant of Shares pursuant to the provisions of Section 10.

              1.16. "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

              1.17. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

              1.18. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

              1.19. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

              1.20. "Option Period" means the period during which an Option may be exercised.

              1.21. "Option Price" means the price per Share at which an Option may be exercised.

              1.22. "Participant" means an Eligible Person who has received an Award hereunder.

              1.23. "Performance Award" means a performance award granted under the Plan in accordance with the terms of Section 11.

              1.24. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Person, the Company, or the department,



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branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company or the Company and its Affiliates generally, and may cover such period as may be specified by the Committee.

              1.25. "Plan" means the Lifeclinic Holding Corporation 2000 Long-Term Incentive Plan, as amended from time to time.

              1.26. "Related Option" means an Option in connection with which, or by amendment to which, a specified Right is granted.

              1.27. "Related Right" means a Right granted in connection with, or by amendment to, a specified Option.

              1.28. "Restricted Stock" means Shares awarded under the Plan pursuant to the provisions of Section 9.

              1.29. "Right" means a stock appreciation right granted under the Plan in accordance with the terms of Section 7.

              1.30. "Right Period" means the period during which a Right may be exercised.

              1.31. "Share" means a share of Common Stock.

              1.32. "Spacelabs" means Spacelabs Medical, Inc., a Delaware corporation.

              1.33. "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate.

       2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

       3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options and Rights may be exercised. In making these determinations, the Committee may take into account the nature of the services rendered



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or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

       4. Eligibility. Awards may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not employed by the Company or a "percent corporation" or a "subsidiary corporation" as defined in Section 424(e) or (f) of the Code (but substituting "the Company" for "employer corporation").

       5. Stock Subject to the Plan and Awards Under the Plan.

              5.1. Shares Available for Issuance. Subject to adjustment as provided in Section 12, the maximum number of Shares with respect to which Awards may be issued under this Plan is 1,904,000 Shares; provided, however, that if an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised, if Shares of Restricted Stock are forfeited or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall become available for issuance pursuant to the terms of other Awards.

              5.2. Limitations on Awards. Notwithstanding Section 5.1, the maximum number of Shares with respect to which an Eligible Person may be granted Awards under this Plan during any three year period is 1,000,000 Shares.

       6. Options.

              6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

              6.2. The price per share of Common Stock at which an Incentive Stock Option granted under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. The price per share of Common Stock for Options other than Incentive Stock Options may in the discretion of the Committee be less than one hundred percent (100%). Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an



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Employee who, at the time of grant, is a Ten Percent Shareholder, the exercise price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the Option is granted.

              6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

              6.4. The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

       7. Rights.

              7.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant.

              7.2. A Right may be granted under the Plan: (a) in connection with, and at the same time as, the grant of an Option under the Plan; (b) by amendment of an outstanding Option granted under the Plan; or (c) independently of any Option granted under the Plan. A Right described in clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or any portion of the Shares subject to the Related Option.

              7.3. A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a fair market value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) Fair Market Value on the Date of Exercise of the Right (or such amount in excess of such Fair Market Value as may be specified by the Committee) over (b) either (i) the Fair Market Value on the Date of Grant of the Right if it is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.



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              7.4. The Right Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that (a) a Right will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option; and (b) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

              7.5. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

       8. Exercise of Options and Rights.

              8.1. An Option or Right may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by
(a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option granted hereunder or under any other plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 8.2 hereof.

              8.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this
Section 8.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

              8.3. Awards granted under this Plan shall not be transferable except by will and the laws of descent and distribution, except to the extent provided in an Agreement.



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       9. Restricted Stock Awards.

              9.1. Restricted Stock awards under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions and forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

              9.2. Restricted Stock awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall contain the following:

                     (a) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case during the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a stockholder including without limitation the right to receive dividends and the right to vote the Shares;

                     (b) a requirement that each certificate representing Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

                     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the Lifeclinic Holding Corporation 2000 Long-Term Incentive Plan, and an Agreement entered into between the registered owner and Lifeclinic Holding Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of this Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Lifeclinic Holding Corporation."

                     (c) the terms and conditions upon which any restrictions applicable to Shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or the Participant's legal representative; and

                     (d) such other terms, conditions and restrictions as the Committee in its discretion may specify, including without limitation terms that condition the lapse of forfeiture provisions and transfer restrictions upon the achievement of one or more specified Performance Goals.



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       10. Incentive Share Awards. Incentive Share Awards under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive Share Awards shall provide for the issuance of Shares to a Participant at such times and subject to such terms and conditions as determined by the Committee, including without limitation terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals.

       11. Performance Awards. Performance Awards granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Performance Awards shall become payable on account of attainment of one or more specified Performance Goals. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Agreement. For purposes of Section 5.2 hereof, a Performance Award shall be deemed to cover a number of Shares equal to the sum of (a) the maximum number of Shares that may be issued upon payment of the Award, and (b) to the extent the Award is not payable in Shares, a number of Shares equal to the quotient obtained by dividing the maximum dollar amount of the Award that is not payable in Shares by the Fair Market Value of a Share as of the Date of Grant of the Award, rounded to the next highest whole number.

       12. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Board may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, Rights and Awards of Restricted Stock, Incentive Share Awards or Performance Awards, (b) the Option Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, and (d) the maximum number of Shares with respect to which an Eligible Person may be granted Awards during the period specified in Section 5.2.

       13. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

       14. Modification, Extension, Renewal, Substitution.



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              14.1. Subject to the terms and conditions of this Plan, the
Committee may modify, extend or renew outstanding Options and Rights, or accept the surrender of outstanding Options and Rights granted under this Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised), and authorize the granting of new Options and Rights pursuant to this Plan in substitution therefor. Any substituted Options or Rights may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by this Plan. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award.

              14.2. Anything contained herein to the contrary notwithstanding, Options, Rights, Restricted Stock Awards, Incentive Share Awards and Performance Awards may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Shares covered by such substitute Awards granted hereunder shall not be counted toward the Share limits imposed by Section 5.2, except to the extent it is determined by the Committee that counting such Shares is required in order for Awards hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

       15. Effectiveness of this Plan. This Plan and any amendments hereto requiring stockholder approval pursuant to Section 13 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

       16. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already owned and unencumbered Shares.

       17. Term of this Plan. Unless sooner terminated by the Board pursuant to
Section 13, this Plan shall terminate on the date that is ten years from the date this Plan is



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approved by the sole shareholder of the Company and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

       18. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

       19. General Provisions.

              19.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

              19.2. This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give a an Eligible Person any right to be retained in the service of the Company or any Affiliate.

              19.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

              19.4. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

              19.5. This Plan shall be governed, construed and administered in accordance with the laws of the State of Washington.

              19.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall



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be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

              19.7. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.



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